SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2004

Verticalnet, Inc.

(Exact name of Registrant as Specified in its Charter)

Pennsylvania	000-25269	23-2815834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chester Field Parkway, Malvern, PA	19355
(Address of principal executive offices)	Zip Code

Registrant’s telephone, including area code: (610) 240-0600

Not Applicable

(Former name and former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

(a) On January 30, 2004, Verticalnet, Inc. (“Verticalnet”), through its direct, wholly-owned subsidiary River Acquisition Co., a Delaware corporation (“Acquisition Co.”), acquired all of the outstanding capital stock (the “Tigris Stock”) of Tigris Corp., a New York corporation (“Tigris”), from Brent Habig (the “Stockholder”). The acquisition of the Tigris Stock was made pursuant to an Agreement of Merger (the “Tigris Merger Agreement”) dated January 30, 2004 by and among Verticalnet, Acquisition Co. and the Stockholder. Pursuant to the terms of the Tigris Merger Agreement, Tigris was merged with and into Acquisition Co. on January 30, 2004, with Acquisition Co. being the surviving corporation. Thereafter, Acquisition Co. changed its name to Tigris I Corp.

As a result of the purchase of the Tigris Stock, Tigris’s wholly-owned subsidiary, Tigris Consulting UK, Ltd., (“Tigris UK”), is now an indirect, wholly-owned subsidiary of Verticalnet.

The purchase price paid for the Tigris Stock was $7.5 million. Verticalnet issued 1,870,450 shares of Verticalnet common stock plus $3.5 million in cash to the Stockholder. In addition, Verticalnet assumed the Tigris stock option plan and issued options to acquire 751,670 shares of Verticalnet’s common stock. The cash portion of the purchase price was financed with a portion of the proceeds from a private placement of Verticalnet common stock and warrants consummated in January 2004.

A copy of the Tigris Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The above description is not intended as a substitute for reading the attached agreements.

(b) Tigris has its headquarters in New York, NY, and an office in Chicago, IL. Tigris is a specialized strategic sourcing and supply chain consultancy that uses technology to help companies analyze their data and information to make better business and spending decisions. Tigris UK is located in London, England, where it operates the same business as Tigris. Following the acquisition, Verticalnet will continue to operate both businesses.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Audited financial statements as of and for the years ended December 31, 2003 and 2002 for Tigris have not been prepared but will be filed not later than April 18, 2004 pursuant to the instructions set forth in Item 7 of Form 8-K.

(b) Pro forma financial statements reflecting the acquisition of all of the stock of Tigris have not been prepared but will be filed not later than April 18, 2004 pursuant to the instructions set forth in Item 7 of Form 8-K

(c)

Exhibit No.	Exhibit
2.1	Agreement of Merger, by and among Verticalnet, Inc., River Acquisition Co., Inc., Tigris Corp., and Brent Habig, dated January 30, 2004. (1)

2.2	Registration And Lock-Up Agreement, by and among Verticalnet, Inc., and Brent Habig, dated January 30, 2004.

2.3	Escrow Agreement, by and among Verticalnet, Inc., Brent Habig, and JP Morgan Trust Company, National Association, dated January 30, 2004.

99.1	Press Release dated February 2, 2004. (2)

(1)	The schedules and exhibits to the Agreement of Merger have been omitted. Pursuant to Item 601(b)(2) of Regulation S-K, the Company agrees to furnish a copy of the exhibits and disclosure letters to the Securities and Exchange Commission upon request.
(2)	Filed as an exhibit to the registrant’s report on Form 8-K dated February 5, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERTICALNET, INC.

Date: February 13, 2004	By:	/s/ Gene S. Godick
	Name:	Gene S. Godick
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Agreement Of Merger, by and among Verticalnet, Inc., River Acquisition Co., Inc., Tigris Corp., and Brent Habig, dated January 30, 2004.

2.2	Registration And Lock-Up Agreement, by and among Verticalnet, Inc., and Brent Habig, dated January 30, 2004.

2.3	Escrow Agreement, by and among Verticalnet, Inc., Brent Habig, and JP Morgan Trust Company, National Association, dated January 30, 2004.

99.1	Press Release dated February 2, 2004.